Exhibit 10.2

MARCH 2013 DECLARATION OF AMENDMENT

TO

MIMEDX GROUP, INC. ASSUMED 2006 STOCK INCENTIVE PLAN

THIS March 2013 DECLARATION OF AMENDMENT, is made effective as of the 6th day of March 2013, by MIMEDX GROUP, INC. (the “Corporation”), to the MiMedx Group, Inc. Assumed 2006 Stock Incentive Plan (the “Plan”).

R E C I T A L S:

WHEREAS, the Board of Directors of the Corporation (the “Board”) has deemed it advisable to increase the aggregate number of shares of Common Stock that may be issued pursuant to Awards (as defined in the Plan) granted under the Plan from 16,500,000 shares to 22,500,000 shares;

WHEREAS, Section 12 of the Plan currently authorizes the Board acting as the Administrator (as defined in the Plan) to amend the Plan, provided that any amendment required by Applicable Laws (as defined in the Plan) to be approved by the Corporation’s shareholders shall be approved by the Corporation’s shareholders;

WHEREAS, the Board of the Corporation has deemed it advisable to amend the Plan as set forth herein; and

WHEREAS, the Corporation desires to evidence such amendments by this March 2013 Declaration of Amendment.

NOW, THEREFORE, IT IS DECLARED that, effective as of March 6, 2013, the Plan shall be and hereby is amended as follows:

1.	Amendment to Section 5(a). Section 5(a) of the Plan is hereby amended to read as follows:

(a) Shares of Stock Subject to the Plan. Subject to adjustments as provided in Section 5(d), the aggregate number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall not exceed 22,500,000 shares. Shares delivered under the Plan shall be authorized but unissued shares, treasury shares or shares purchased on the open market or by private purchase. The Corporation hereby reserves sufficient authorized shares of Common Stock to meet the grant of Awards hereunder.

2.	Amendment to Section 5(b). Section 5(b)(i) of the Plan is hereby amended to read as follows:

The maximum number of shares of Common Stock that may be issued to any one Participant under the Plan pursuant to the grant of Incentive Options shall not exceed 22,500,000 shares;

3.	Amendment to Section 12(a). Section 12(a) of the Plan is hereby amended to read as follows:

The Plan may be amended, altered and/or terminated at any time by the Administrator; provided, however, that approval of an amendment to the Plan by the shareholders of the Corporation shall be required to the extent, if any, that shareholder approval of such amendment is required by Applicable Laws or to increase the shares available that may be issued pursuant to Awards granted under the Plan as set forth in Section 5(a) of the Plan as hereby amended.

4. Continued Effect. Except as set forth herein, the Plan shall be unchanged and shall remain in full force and effect.

IN WITNESS WHEREOF, this March 2013 Declaration of Amendment is executed on behalf of MiMedx Group, Inc. effective as of the day and year first above written.

MiMedx Group, Inc.

		By:	/s/ Michael J. Senken
Name: Michael J. Senken
Title: Chief Financial Officer

ATTEST:

By:	/s/ Roberta L. McCaw
Name: Roberta L. McCaw
Title: Secretary and Treasurer